EXHIBIT 10.1

DATREK MILLER INTERNATIONAL, INC.

a Florida corporation

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT, dated as of November 30, 2005 (the “Agreement”), is entered into by and among Datrek Miller International, Inc., a Florida corporation (the “Company”), and Stanford International Bank Ltd., an Antiguan banking corporation (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of up to $8,000,000 (i) up to 4,000,000 shares of the Company’s Series B $2.00 Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), the terms of which are as set forth in the Certificate of Designation of Series B $2.00 Convertible Preferred Stock attached hereto as Exhibit A (the “Series B Certificate of Designation”) and (ii) warrants (the “Warrants”) to purchase an aggregate of up to 2,400,000 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), which Warrants will be in the form attached hereto as Exhibit B; and

WHEREAS, the Series B Preferred Stock shall be convertible into shares of Common Stock pursuant to the terms set forth in the Series B Certificate of Designation, and the Warrants may be exercised for the purchase of Common Stock, pursuant to the terms set forth therein; and

WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to subscribe to an additional 500,000 shares of parity preferred stock, to be designated Series C $2.00 Convertible Preferred Stock when authorized by the Company (the “Series C Preferred Stock”), and warrants to purchase an additional 300,000 shares of Common Stock for an aggregate purchase price of $1,000,000 on the same terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO PURCHASE; PURCHASE PRICE

(a) Purchase of Preferred Stock and the Warrants. Subject to the terms and conditions in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser (i) up to 4,000,000 shares of Series B Preferred Stock and (ii) Warrants to purchase up to 2,400,000 shares of Common Stock based on a ratio of 6/10 Warrant share for each Series B Preferred Stock share issued, for an aggregate maximum purchase price of $8,000,000 ($2.00 per share of Series B Preferred Stock), which shall be payable in immediately available funds on the applicable closing dates as determined pursuant to Section 1(b) below.

(b) Closings. The Series B Preferred Stock and the Warrants to be purchased by the Purchaser hereunder, in such denominations and such names (provided any name other than the Purchaser shall be an affiliate of Purchaser or an assignee of Purchaser) as the Purchaser or its representative, if any, may request the Company upon at least three business days’ prior notice of any closing, shall be delivered by or on behalf of the

Company for the account of the Purchaser, against payment by the Purchaser of the aggregate purchase price in the form specifically agreed by the parties or by wire transfer to an account of the Company, by 5:00 PM, Eastern Standard Time, on the applicable closing date, the first of such closing dates being immediately upon the execution of this Agreement (the “First Closing Date”) and any such closing date being referred to herein as a “Closing Date.” The Closing Dates for the sale of the initial 1,500,000 shares of Series B Preferred Stock and corresponding Warrants shall be as follows:

Closing Date	Purchase Price	Number of Shares of Series B Preferred Stock	Number of Warrants
First Closing Date	$700,000	350,000	210,000
November 23, 2005	$700,000	350,000	210,000
December 1, 2005	$600,000	300,000	180,000
December 8, 2005	$500,000	250,000	150,000
December 15, 2005	$500,000	250,000	150,000
TOTAL through December 2005	$3,000,000	1,500,000	900,000

Subsequent closings shall occur as and when agreed by the parties in order to finance the Company’s needs for acquisitions and working capital. The Company shall submit each sale request (a “Request”) to Purchaser at least two weeks before the desired Closing Date. In connection with each Request, the Company shall state the number of shares of Series B Preferred Stock to be sold, in increments of 50,000 shares, and shall provide to Purchaser the proposed use of proceeds, together with such information relating to the transaction and the Company’s business and financial condition as Purchaser shall request. Purchaser shall have the right to accept or reject any Request in its sole discretion.

(c) Purchaser’s Option. Notwithstanding any provision of this Agreement to the contrary, Purchaser may, at any time within two years from the date of this Agreement, require the Company to sell to Purchaser, consistent with Sections 1(a) and (b) above, shares of Series B Preferred Stock and the accompanying Warrants remaining available hereunder in increments of 50,000 shares on two weeks prior written notice to the Company. In addition, upon the creation of the Series C Preferred Stock (as described herein), the Purchaser may require the Company to sell to Purchaser (i) up to 500,000 shares of Series C Preferred Stock and (ii) Warrants to purchase up to 300,000 shares of Common Stock based on a ratio of 6/10 Warrant share for each Series C Preferred Stock share issued, for an aggregate maximum purchase price of $1,000,000 ($2.00 per share of Series C Preferred Stock).

2.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Qualified Investor. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able to afford the entire loss of its investment in the

Series B Preferred Stock and the Warrants, and (iv) an “Accredited Investor” as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

(b) Restricted Securities. The securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Purchaser of the Series B Preferred Stock and the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

(c) Reliance on Representations. The Purchaser understands that the Series B Preferred Stock and the Warrants are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser’s representations and warranties, and the Purchaser’s compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series B Preferred Stock and the Warrants.

(d) Access to Information. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser’s agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

(e) Legality. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

(f) Authorization. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

(g) Adequate Resources. The Purchaser, or an affiliate of the Purchaser, has sufficient liquid assets to deliver the aggregate purchase price during the term of the Agreement.

(h) Investment. The Purchaser is acquiring the Series B Preferred Stock and the Warrants for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Series B Preferred Stock or Warrants. The Purchaser is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Series B Preferred Stock and the Warrants will bear restrictive legends.

(i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Purchaser (as defined herein), currently threatened against the Purchaser that questions the validity of the Primary Documents (as defined below) or the right of Purchaser to enter into any such agreements or to consummate the transactions contemplated hereby and thereby, nor, to the Knowledge of Purchaser, is there any basis for the foregoing. All references to the “Knowledge” means the actual knowledge of the person in question or the knowledge such person could reasonably be expected to have each after reasonable investigation and due diligence.

(j) Broker’s Fees and Commissions. Neither the Purchaser nor any of its officers, partners, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by the Primary Documents.

3.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to, and covenants and agrees with, the Purchaser that:

(a) Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted. The Company has no other interest in any other entities except for its wholly-owned subsidiaries Datrek Professional Bags, Inc. and Miller Golf Company. The Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books and stock record books and other similar records of the Company have been provided or made available to the Purchaser or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company from the date of organization through the date hereof. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Company’s Articles of Incorporation, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws.

(b) Capitalization. On the date hereof, the authorized capital of the Company consists of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share, of which 11,222,183 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 are issued and outstanding. The Company’s filings with the Commission (the “Commission Filings”) accurately disclose the outstanding capital stock of the Company and all outstanding options, warrants, notes, or any other rights or instruments which would entitle the holder thereof to acquire shares of the Common Stock or other equity interests in the Company upon conversion or exercise, setting forth for each such holder the type of security, number of equity shares covered thereunder, the exercise or conversion price thereof, the vesting schedule thereof (if any), and the issuance date and expiration date thereof. Other than as disclosed in the Commission Filings, there are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. Other than as disclosed in the Commission Filings, there is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. The Commission Filings accurately disclose all the shares subject to “lock-up” or similar agreements or arrangements by which any equity shares are subject to resale restrictions and the Company has provided the Purchaser complete and accurate copies of all such agreements, which agreements are in full force and effect. Except as set forth in the Commission Filings, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities (as defined below).

(c) Concerning the Common Stock, the Preferred Stock and the Warrants. The Series B Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants when issued, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

(d) Authorized Shares. The Company shall have available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series B Preferred Stock and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series B Preferred Stock and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(e) Legality. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series B Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrants.

(f) Transaction Agreements. This Agreement, the Warrants, the Registration Rights Agreement (as defined below) and the Series B Certificate of Designation (collectively, the “Primary Documents”), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

(g) Financial Statements. The financial statements and related notes thereto contained in the Company’s filings with the Commission (the “Company Financials”) are correct and complete in all material respects, comply in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein and are consistent with the books and records of the Company. Except as set forth in the Company Financials, the Company has no material liabilities, contingent or otherwise, other than liabilities disclosed on the balance sheet as of June 30, 2005. Since October 15, 2004, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

(h) Commission Filings. The Company has made all filings with the Commission that it has been required to make under the Securities Act and the Exchange Act and has furnished or made available to the Purchaser true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed. As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof but before the First Closing Date complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

(i) Non-Contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Articles of Incorporation or Bylaws, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any of their properties or assets (collectively, “Legal Requirements”), other than those which have been waived or satisfied on or prior to the First Closing Date.

(j) Approvals and Filings. Other than the completion of the filing of the Series B Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

(k) Compliance with Legal Requirements. Except as disclosed in the Commission Filings, the Company has not violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company, or any of the assets or properties of the Company, where such violation could reasonably be expected to have material adverse effect on the business or financial condition of the Company.

(l) Absence of Certain Changes. Since January 1, 2005, except as previously disclosed in the Commission Filings, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

(m) Indebtedness to Officers, Directors and Stockholders. Except as disclosed in the Commission Filings, the Company is not indebted to any of the Company’s stockholders, officers or directors or their Affiliates in any amount whatsoever (including, without limitation, any deferred compensation, salaries or rent payable).

(n) Relationships with Related Persons. Except as disclosed in the Commission Filings, no officer, director, or principal stockholder of the Company nor any Related Person (as defined below) of any of the foregoing has, or since October 15, 2004, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company. Except disclosed in the Commission Filings, no officer, director, or principal stockholder of the Company nor any Related Person of the any of the foregoing is, or since October 15, 2004, has owned an equity interest or any other financial or profit interest in, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the merchandise or services of such company (a “Competing Business”) in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as disclosed in the Commission Filings, no director, officer, or principal stockholder of the Company nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; “Related Person” means, (X) with respect to a particular individual, (a) each other member of such individual’s Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; (c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

(o) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests.

Except as disclosed in the Commission Filings, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except liens for current Taxes not yet due. As used in this Agreement, “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(p) Permits. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of such company. The Company is not in default in any respect under any of such permits, licenses or similar authority.

(q) Absence of Litigation. Except as disclosed in the Commission Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents. All references to the “Knowledge of the Company” in this Agreement shall mean the actual knowledge of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

(r) No Default. The Company is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

(s) Taxes.

(i) All Tax Returns (as defined below) required to have been filed by or with respect to the Company (including any extensions) have been filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority (as defined below), have been paid or accrued on the balance sheet included in the Company’s latest filing with the Commission.

(ii) The Company does not have any material liability for Taxes outstanding other than as reflected in the balance sheet included in the Company’s latest filing with the Commission or incurred subsequent to the date of such filing in the ordinary course of business. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for income tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet included in the Company’s latest filing with the Commission, and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the First Closing Date.

(iii) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(iv) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

(v) There has been no action by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, the Company for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company other than liens for Taxes not yet due. None of the Tax Returns of the Company have been audited or examined by Taxing Authorities, and none of the Tax Returns of the Company currently are the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended December 31, 1998.

(vi) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company.

(vii) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

(viii) The Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(ix) The Company (i) has not agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Internal Revenue Code.

(x) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

(xi) The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

(xii) The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a “Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; “Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and “Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

(t) Certain Prohibited Activities. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

(u) Agent Fees. The Company has not incurred any liability for any finder’s or brokerage fees or agent’s commissions in connection with the transactions contemplated by this Agreement.

(v) Employee Benefits. Except for its 401(K) plan, the Company does not have, and has not at any time since December 31, 1998 had, Plans (as defined below). As used in this Agreement, “Plan” means (i) each of the “employee benefit plans” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an “ERISA Affiliate”) is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) except as disclosed in the Commission Filings, any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

(w) Private Offering. Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Series B Preferred Stock and the Warrants, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series B Preferred Stock, the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series B Preferred Stock or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

4.	CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

(a) Transfer Restrictions. The Purchaser acknowledges that (i) neither the Series B Preferred Stock, the Warrants nor the Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Series B Preferred Stock, the Warrants or the Common Stock issuable upon conversion, exercise or exchange thereof (collectively, the “Securities”) made in reliance upon Rule 144 under the Securities Act (“Rule 144”) may be made only in accordance with the terms of said Rule 144. The provisions of Section 4 and 4 hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series B Preferred Stock and the Warrants.

(b) Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

(c) Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144

(or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (d) furnish to any holder of the Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

(d) Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series B Preferred Stock, the Series C Preferred Stock (after its issuance) and the exercise of the Warrants.

(e) Registration Requirement. On the First Closing Date, the holders of the Securities and the Company shall execute a registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(f) Return of Certificates on Conversion and Warrants on Exercise.

(i) Upon any conversion by the Purchaser of less than all of the Series B Preferred Stock pursuant to the terms of the Series B Certificate of Designation, the Company shall issue and deliver to the Purchaser, within seven business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series B Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

(ii) Upon any partial exercise by the Purchaser of the Warrants, the Company shall issue and deliver to the Purchaser, within seven business days of the date on which the Warrants is exercised, new Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

(g) Replacement Certificates and Warrants.

(i) The certificate(s) representing the shares of the Series B Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of the Series B Preferred Stock as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

(ii) The Warrants will be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

(h) Authorization of Series C Preferred Stock

Promptly after the First Closing Date, the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s articles of incorporation to authorize the creation of the Series C Preferred Stock including taking all steps necessary to have such amendment approved by the shareholders of the Company. Purchaser shall take such actions as may be reasonably required to support such shareholder approval.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE THE SHARES AND THE WARRANT

The Purchaser understands that the Company’s obligation to issue the Series B Preferred Stock and the Warrants on each Closing Date to the Purchaser pursuant to this Agreement is conditioned upon the following, unless waived in writing by the Company:

(a) The accuracy on each Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on each Closing Date and the performance by the Purchaser on or before each Closing Date of all covenants and agreements of the Purchaser required to be performed on or before each Closing Date.

(b) The absence or inapplicability on each Closing Date of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

(c) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of each Closing Date.

(d) The receipt of good funds as of each Closing Date.

6.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE THE SHARES AND THE WARRANT

The Company understands that the Purchaser’s obligation to purchase the Series B Preferred Stock and the Warrants on each Closing Date pursuant to Sections 1(a) and 1(b) above is conditioned upon each of the following, unless waived in writing by the Purchaser:

(a) The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company’s business, assets and liabilities, the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them, and the Purchaser shall have approved the use of proceeds of the sale in its sole discretion.

(b) The accuracy on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on such Closing Date, and the performance by the Company on or before such Closing Date of all covenants and agreements of the Company required to be performed on or before the First Closing Date or such other Closing Date.

(c) The Company shall have executed and delivered to the Purchaser (i) the shares of Series B Preferred Stock and (ii) the Warrants required, with respect to each Closing Date.

(d) On each Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

(e) All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of each Closing Date.

(f) The Company shall have received a Closing Certificate substantially in the form attached hereto as Exhibit D.

(g) With respect to the First Closing Date only, the Company shall have reimbursed the Purchaser the expenses incurred in connection with the negotiation or performance of this Agreement pursuant to Section 7 hereof.

7.	FEES AND EXPENSES

The Company shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and the corporate proceedings of the Company in contemplation hereof and thereof. At the First Closing Date, the Company shall reimburse the Purchaser for all of the Purchaser’s reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

8.	SURVIVAL

The agreements, covenants, representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of two years from the date of the Final Closing Date, except that:

(a) the Company’s representations and warranties regarding Taxes contained in Section 3(s) of this Agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(s), and

(b) the Company’s representations and warranties contained in Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the Securities purchased hereunder.

9.	INDEMNIFICATION

(a) Each of the Company and the Purchaser (each in such capacity under this section, the “Indemnifying Party”) agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the “Indemnified Parties”) for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following, whether or not involving a third party claim: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series B Preferred Stock or Warrants by the Indemnifying Party to the Indemnified Party (collectively, the “Indemnified Liabilities”). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

No indemnification shall be payable in respect of any Indemnified Liability (i) where the claiming Indemnified Party had actual knowledge of or notice from information set forth in the schedules hereto of the facts giving rise to such Indemnified Liability prior to the First Closing Date or (ii) where such Indemnified Party entered into a settlement of an Indemnified Liability without the prior written consent of the applicable Indemnifying Party.

10.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Datrek Miller International, Inc.
835 Bill Jones Industrial Drive
Springfield, Tennessee 37172
Attention: Michael S. Hedge, Chief Executive Officer
	Telephone:	615-384-1230
	Facsimile:	615-384-1290

with a copy to:	Adorno & Yoss LLP
2525 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33134
Attention: Seth P. Joseph
	Telephone:	305-460-1469
	Facsimile:	305-460-1422

Purchaser:	Stanford International Bank Ltd.
6075 Poplar Avenue
Memphis, Tennessee 38119
Attention: James M. Davis, President
	Telephone:	901-680-5260
	Facsimile:	901-680-5265

with a copy to:	Stanford Financial Group
5050 Westheimer Road
Houston, Texas 77056
Attention: Mauricio Alvarado, Esq.
	Telephone	713-964-5145
	Facsimile:	713-964-5245

11.	GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami-Dade County and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

12.	MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Series B Preferred Stock and the Warrants.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the 30th day of November, 2005.

DATREK MILLER INTERNATIONAL, INC.

By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT A	CERTIFICATE OF DESIGNATION OF SERIES B $2.00 CONVERTIBLE PREFERRED STOCK

EXHIBIT B	FORM OF WARRANT

EXHIBIT C	REGISTRATION RIGHTS AGREEMENT

EXHIBIT D	CLOSING CERTIFICATE

EXHIBIT A

DATREK MILLER INTERNATIONAL, INC.

a Florida corporation

CERTIFICATE OF DESIGNATION

OF

SERIES B $2.00 CONVERTIBLE PREFERRED STOCK

Pursuant to the Florida Business Corporation Act, the undersigned, being an officer of Datrek Miller International, Inc., a Florida corporation (the “Corporation”), does hereby certify that the following resolution was adopted by the unanimous consent of the Corporation’s board of directors (the “Board”) authorizing the creation and issuance of 4,000,000 shares of Series B $2.00 Convertible Preferred Stock:

RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Articles of Incorporation, as amended, of the Corporation, the Board hereby creates 4,000,000 shares of Series B $2.00 Convertible Preferred Stock of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereon (in addition to the designation, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock, if any) as follows:

1. Designation. The series of preferred stock shall be designated and known as “Series B $2.00 Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall be 4,000,000. Each share of the Series B Preferred Stock shall have a stated value equal to $2.00 (the “Stated Value”).

2. Conversion Rights. The Series B Preferred Stock shall be convertible into the common stock, $0.001 par value, of the Corporation (“Common Stock”) as follows:

(a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 2, a holder of any shares of the Series B Preferred Stock (a “Holder”) shall have the right, at such Holder’s option at any time, to convert any of such shares of the Series B Preferred Stock held by the Holder into fully paid and non-assessable shares of the Common Stock at the then Conversion Rate (as defined herein).

(b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least two-thirds of the then outstanding shares of the Series B Preferred Stock, or (ii) upon the closing of a Qualified Public Offering. As used herein, a “Qualified Public Offering” shall be the commitment, underwritten public offering of the Corporation’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), at a public offering price (prior to underwriters’ discounts and expenses) equal to or exceeding $3.00 per share of Common Stock (as adjusted for any stock dividends, combinations or split with respect to such shares), which generates aggregate net proceeds to the Corporation (after deduction for underwriters’ discounts and expenses relating to the issuance, including without limitation fees of the Corporation’s counsel) equal to or exceeding $15,000,000.

(c) Conversion Rate. Each share of the Series B Preferred Stock is convertible into the number of shares of the Common Stock as shall be calculated by dividing the Stated Value by $2.00 (the “Conversion Price”; the conversion rate so calculated, the “Conversion Rate”), subject to adjustments as set forth in Section 2(e) hereof.

(d) Mechanics of Conversion.

(i) The Holder may exercise the conversion right specified in Section 2(a) by giving written notice to the Corporation at any time, that the Holder elects to convert a stated number of shares of the Series B Preferred Stock into a stated number of shares of Common Stock, and by surrendering the certificate or certificates representing the Series B Preferred Stock to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours, together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with the closing of a Qualified Public Offering, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing of the Qualified Public Offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the Qualified Public Offering.

(e) Conversion Rate Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all the assets of the Corporation, each share of the Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder of the shares of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of the Series B Preferred Stock.

(ii) Stock Dividends, Subdivisions, Reclassification, or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares; the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the Holder of any shares of the Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock that he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

(iii) Issuances of Securities. If at any time on or before January 15, 2008 the Corporation shall (i) sell or otherwise issue shares of the Common Stock at a purchase price per share less than the Conversion Price in effect immediately prior to such issuance, or (ii) sell or otherwise issue the Corporation’s securities which are convertible into or exercisable for shares of the Corporation’s Common Stock at a conversion or exercise price per share less than the Conversion Price in effect immediately prior to such issuance, then immediately upon such issuance or sale, the Conversion Price shall be adjusted to a price equal to the purchase price of the shares of Common Stock or the conversion or exercise price per share of the Corporation’s securities sold or issued. If at any time after January 15, 2008, the Corporation shall (i) sell or otherwise issue shares of the Common Stock at a purchase price per share less than the Conversion Price in effect immediately prior to such issuance, or (ii) sell or otherwise issue the Corporation’s securities which are convertible into or exercisable for shares of the

Corporation’s Common Stock at a conversion or exercise price per share less than the Conversion Price in effect immediately prior to such issuance, then immediately upon such issuance or sale, the Conversion Price shall be adjusted to a price determined by multiplying the Conversion Price immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus the number of shares of the Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of the additional shares to be issued at such issuance or sale.

(iv) Excluded Transactions. No adjustment to the Conversion Price shall be required under this Section 2(e) in the event of the issuance of shares of Common Stock by the Corporation upon the conversion or exercise of or pursuant to any outstanding stock options or stock option plan now existing or hereafter approved by the Holders which stock options have an exercise or conversion price per share of less than the Conversion Price.

(v) Reservation, Validity of Common Stock. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Stock not therefore converted. Before taking any action which would cause an adjustment in the Conversion Rate such that Common Stock issuable upon the conversion of Series B Preferred Stock would be issued in excess of the authorized Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and non assessable shares of Common Stock at such adjusted Conversion Rate. Such action may include, but it is not limited to, amending the Corporation’s articles of incorporation to increase the number of authorized Common Stock.

(f) Approvals. If any shares of the Common Stock to be reserved for the purpose of conversion of shares of the Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of the Series B Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(g) Valid Issuance. All shares of Common Stock that may be issued upon conversion of shares of the Series B Preferred Stock will upon issuance be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result.

3. Liquidation.

(a) Liquidation Preference. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of the Series B Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any Common Stock, an amount equal to the Stated Value per share of Series B Preferred Stock held by such Holder (the “Liquidation Pay Out”). After payment of the Liquidation Pay Out to each Holder and the payment of the respective liquidation preferences of the other preferred stock of the Corporation, if any, pursuant to the Corporation’s Articles of Incorporation, as amended, each such Holder shall be entitled to share with the holders of the Common Stock, the remaining assets of the Corporation available for distribution to the Corporation’s stockholders in proportion to the shares of Common Stock then held by the holders of the Common Stock and the shares of Common Stock which the holders then have the right to acquire upon conversion of the Series B Preferred Stock.

(b) Ratable Distribution. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series B Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s debts shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders.

(c) Merger, Reorganization or Sale of Assets. For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing in cash, securities or other property amounts as specified in Section 3(a) above. Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.

4. Voting Rights. Except as otherwise required under Florida law, the Holders of the Series B Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. For the purposes of such stockholder votes, each share of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock such share of Series B Preferred Stock would be convertible into at the record date set for such voting. Notwithstanding the foregoing, so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock as outlined herein, or (ii) create any new class of series of capital stock having a preference over the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the occurrence of a Liquidation Event (“Senior Securities”), or (iii) alter or change the rights, preferences or privileges of any Senior Securities so as to adversely affect the Series B Preferred Stock.

5. Dividends. The Holders of the Series B Preferred Stock shall not be entitled to receive dividends.

6. No Preemptive Rights. No Holders of the Series B Preferred Stock, whether now or hereafter authorized, shall, as such Holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Articles of Incorporation, as amended.

8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9. Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth in this certificate of designation (“Certificate”) (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

10. Status of Reacquired Shares. No shares of the Series B Preferred Stock which have been issued and reacquired in any manner or converted into Common Stock may be reissued, and all such shares shall be returned to the status of undesignated shares of preferred stock of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its Chief Executive Officer this      day of November, 2005.

By:
Michael S. Hedge
Chief Executive Officer

EXHIBIT B

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

THIS WARRANT IS SUBJECT TO THE TERMS OF THE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF NOVEMBER     , 2005 BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND ANY TRANSFERS AND TRANSFEREES OF THIS WARRANT AND THE WARRANT STOCK ARE SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

Warrant No.

WARRANT

For the Purchase of Common Stock of

DATREK MILLER INTERNATIONAL, INC.

a Florida corporation

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER     , 2010.

Shares	__________

FOR VALUE RECEIVED, DATREK MILLER INTERNATIONAL, INC., a Florida corporation (the “Company”), hereby certifies that                                  (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company up to                      shares of common stock (the “Common Shares”), par value $.001 per share (“Common Stock”), of the Company at an exercise price per Common Share equal to $.001 per Common Share (the “Exercise Price”), during the period commencing November     , 2005 and expiring at 5:00 P.M., Eastern Standard time, on November     , 2010.

The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.” The Warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the “Warrants”.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT

(a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on November     , 2005 (“Date of Issuance”) and expiring at 5:00 P.M., Eastern Standard time, on November     , 2010, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form.

The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably possible.

(b) Cashless Exercise. In lieu of the payment method set forth in Section 1(a) above, the Holder may elect to exchange all or some of this Warrant for the Common Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 1(b), the Holder shall tender to the Company this Warrant for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of Common Shares computed using the following formula:

X =	Y (A-B)
A

Where: X =	The number of Common Shares to be issued to the Holder.

	Y =	The number of Common Shares purchasable under the amount of this Warrant being exchanged (as adjusted to the date of such calculation).

	A =	The Market Price of one Common Share.

	B =	The Exercise Price (as adjusted to the date of such calculation).

The Warrant exchange shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

As used herein in the phrase “Market Price” at any date shall be deemed to be the last reported sale price or the closing price of the Common Stock on any exchange (including the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)) on which the Common Stock is listed or the closing price as quoted on the OTC Bulletin Board, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices or quotations for the last five trading days, in either case as officially reported or quoted by the principal securities exchange or the OTC Bulletin Board, and if the Common Stock is not listed or quoted as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

(c) “Easy Sale” Exercise. In lieu of the payment method set forth in Section 1(a) above, when permitted by law and applicable regulations (including rules of Nasdaq and National Association of Securities Dealers (“NASD”)), the Holder may pay the aggregate Exercise Price (the “Exercise Amount”) through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

2. COVENANTS BY THE COMPANY

The Company covenants and agrees as follows:

(a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

(b) Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment thereof, validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Stock.

(d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

3. EXCHANGE OR ASSIGNMENT OF WARRANT

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new Warrants issued to the assignee and the Holder shall make reference to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

4. RIGHTS OF THE HOLDER

The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5. ADJUSTMENT OF EXERCISE PRICE

(a) Common Stock Dividends; Reclassification. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, or (b) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof. Notwithstanding the foregoing, if the Company, at any time while this Warrant is outstanding, subdivides the outstanding shares of Common Stock into a larger number of shares or combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall remain $.001 per Common Share.

(b) Rights; Options; Warrants or Other Securities. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Exercise Price, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

(c) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Sections 5(a) and 5(b) above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Exercise Price as of such record date; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the registered owners of a majority of the Warrant Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select in good faith an additional appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d) Rounding. All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

(e) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, president or chief financial officer of the Company.

(f) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

(g) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an “Event”), lawful provision shall be made so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled; provided, however, that in the case of a transaction specified in (A), above, in which holders of the Company’s Common Stock receive cash, the Holder shall have the right to exercise the Warrant for such number of shares of the surviving company equal to the amount of cash into which this Warrant is then exercisable, divided by the fair market value of the shares of the surviving company on the effective date of such Event. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(g) upon any exercise or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(g) shall similarly apply to successive Events. “Change of Control Transaction” means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company’s securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

(h) Issuances Below Exercise Price. If the Company, at any time while this Warrant is outstanding:

(i) issues or sells, or is deemed to have issued or sold, any Common Stock;

(ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities (as defined below)) (such rights, options or warrants being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”); or

(iii) in any manner issues or sells any Convertible Securities;

for (a) with respect to paragraph (i) above, a price per share, or (b) with respect to paragraphs (ii) or (iii) above, a price per share for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is, less than the Exercise Price in effect immediately prior to such issuance or sale, then, immediately after such issuance, sale or grant, the Exercise Price shall be reduced to a price equal to the price per share of the Common Stock sold or the exercise price or conversion price of the Options and Convertible Securities, as applicable. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options or Convertible Securities. The number of Common Shares issuable upon exercise of this Warrant shall be increased to an amount equal to the quotient of (A) the product of (x) the Exercise Price in effect immediately prior to the adjustment multiplied by (y) the number of Common Shares issuable upon exercise of this Warrant immediately prior to the adjustment, divided by (B) the adjusted Exercise Price. If there is a change at any time in (i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Exercise Price shall be adjusted to Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

“Excluded Securities” means (i) options to be granted pursuant to a stock option plan approved by Stanford International Bank Ltd. (“Stanford”); (ii) shares of Common Stock issued upon conversion or exercise of warrants, options or other securities convertible into Common Stock which have been specifically disclosed to Stanford in the Securities Purchase Agreement dated as of even date herewith between the Company and Stanford, or (iii) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed to be issued by the Company in connection with a strategic acquisition by the Company of the assets or business, or division thereof, of another entity which acquisition has been approved by Stanford in writing.

(i) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 5(h), the following shall be applicable:

(i) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale price of such security for the five (5) consecutive trading days immediately preceding the date of receipt thereof. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Warrant Stock then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within 48 hours of the 10th day following the Valuation Event by an appraiser selected in good faith by the Company and agreed upon in good faith by the registered owners of a majority of the Warrant Stock then outstanding. The determination of such appraiser shall be binding upon all parties absent manifest error.

(ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

(iii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv) Other Events. If any event occurs that would adversely affect the rights of the Holder of this Warrant but is not expressly provided for by this Section 5 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Exercise Price.

(j) Notice of Certain Events. If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

(iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company’s capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 30-day period commencing on the date of such notice.

(k) Increase in Exercise Price. In no event shall any provision in this Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above.

6. RESTRICTIONS ON EXERCISE

(a) Investment Intent. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

7. RESTRICTIONS ON TRANSFER

(a) Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, transfer or other disposition of such securities; (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition; or (3) to any “affiliate” (as such term is used in Rule 144 promulgated pursuant to the Act) of the Holder.

(b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

“The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available.”

8. LOST, STOLEN OR DESTROYED WARRANTS

In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

9. SUBSEQUENT HOLDERS

Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

10. NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed the other party at the following address, or at such other addresses as a party may designate by five days advance written notice to the other party hereto.

Company:	Datrek Miller International, Inc.
835 Bill Jones Industrial Drive
Springfield, Tennessee 37172
Attention: Michael S. Hedge, Chief Executive Officer
	Telephone:	615-384-1230
	Facsimile:	615-384-1290

with a copy to:	Adorno & Yoss LLP
2525 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33134
Attention: Seth P. Joseph
	Telephone:	305-460-1469
	Facsimile:	305-460-1422

Holder:	Stanford International Bank Ltd.
6075 Poplar Avenue
Memphis, Tennessee 38119
Attention: James M. Davis, President
	Telephone:	901-680-5260
	Facsimile:	901-680-5265

11. GOVERNING LAW; JURISDICTION

This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

(Signature on the following page)

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

DATREK MILLER INTERNATIONAL, INC.

By:
Michael S. Hedge
Chief Executive Officer

DATREK MILLER INTERNATIONAL, INC.

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects (A) to exercise the Warrant dated November     , 2005 (the “Warrant”), pursuant to the provisions of Section 1(a) of the Warrant, to the extent of purchasing                      shares of the common stock, par value $.001 per share (the “Common Stock”), of Datrek Miller International, Inc. and hereby makes a payment of $             in payment therefor, or (B) to exercise the Warrant to the extent of purchasing                      shares of the Common Stock, pursuant to the provisions of Section 1(b) of the Warrant. In exercising the Warrant, the undersigned hereby confirms that the Common Stock to be issued hereunder is being acquired for investment and not with a view to the distribution thereof. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

Name of Holder

Signature of Holder or Authorized Representative

Signature, if jointly held

Name and Title of Authorized Representative

Address of Holder

Date

EXHIBIT C

DATREK MILLER INTERNATIONAL, INC.

a Florida corporation

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of November __, 2005 (the “Agreement”), is entered into by and among Datrek Miller International, Inc., a Florida corporation (the “Company”), and the holders (the “Investors”) of the Company’s capital stock and Warrants set forth on the signature page hereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Preferred Stock Purchase Agreement (as hereinafter defined).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are agreeing to purchase from the Company, pursuant to the Preferred Stock Purchase Agreement dated as of November __, 2005 between the Company and Stanford International Bank Ltd., an Antiguan banking corporation (the “Preferred Stock Purchase Agreement”) up to 4,000,000 shares of the Series B Preferred Stock and Warrants to purchase up to 2,400,000 shares of the Company’s common stock, par value $.001 (the “Common Stock”); and

WHEREAS, the Investors have further agreed to subscribe to an additional 500,000 shares of parity preferred stock, to be designated Series C $2.00 Convertible Preferred Stock when authorized by the Company (the “Series C Preferred Stock”), and warrants to purchase an additional 300,000 shares of Common Stock for an aggregate purchase price of $1,000,000 on the same terms and conditions set forth herein; and

WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock (the “Conversion Shares”), the shares of Common Stock issuable upon exercise of the Warrants (including the warrants issued in connection with the purchase of the shares of Series C Preferred Stock) (the “Warrant Shares”), the shares of Common Stock issuable upon the exercise of the warrants issuable in the event of a registration default pursuant to Section 4(e) (the “Default Warrant Shares”) and the shares of Common Stock issued as a dividend or other distribution with respect to the Conversion Shares, Warrant Shares or Default Warrant Shares (the “Distribution Shares”) (all the shares of the Series B Preferred Stock, the Conversion Shares, the Merger Shares, the Warrant Shares, the Default Warrant Shares and the Distribution Shares, collectively and interchangeably, are referred to herein as the “Securities”).

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. CERTAIN DEFINITIONS

As used herein the term “Registrable Security” means the Conversion Shares, Warrant Shares, Default Warrant Shares and the Distribution Shares, until (i) the Registration Statement (as defined below) has been declared effective by the Securities and Exchange Commission (the “Commission”), and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (“Rule 144”) (or any similar provision then in force) under the Securities Act of 1933, as amended (the “Securities Act”) are met, or (iii) such time as, in the opinion of counsel to the Company reasonably satisfactory to the Investors and upon delivery to the Investors of such executed opinion, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect). In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement. As used herein the term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 10 hereof. As used herein “Trading Day” shall mean any business day on which the market on which the Common Stock trades is open for business.

2. RESTRICTIONS ON TRANSFER

Each of the Investors acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are “restricted securities” as defined in Rule 144. Each of the Investors understands that no disposition or transfer of the Securities may be made by any of the Investors in the absence of (i) an opinion of counsel to such Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

3. COMPLIANCE WITH REPORTING REQUIREMENTS

With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit the holders of the Securities to sell securities of the Company to the public pursuant to Rule 144, the Company agrees to:

(a) comply with the provisions of paragraph (c)(1) of Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements; and

(c) Upon request by any Holder or the Company’s transfer agent, the Company shall provide an opinion of counsel, which opinion shall be reasonably acceptable to the Holder and/or the Company’s transfer agent, that such Holder has complied with the applicable conditions of Rule 144 (or any similar provision then in force).

4. REGISTRATION RIGHTS WITH RESPECT TO THE REGISTRABLE SECURITIES

(a) The Company agrees that it will prepare and file with the Commission, (i) within 90 calendar days from the date of demand, a registration statement (on Form S-1 or SB-2, or other appropriate registration statement form) under the Securities Act (the “Registration Statement”), and (ii) if at least 20% of the Registrable Securities covered under the Registration Statement filed under (i) remain unsold during the effective period of such Registration Statement, then within 20 days following receipt of a written notice from the holders representing a majority of such unsold Registrable Securities, another Registration Statement so as to permit a resale of the Securities under the Securities Act by the Holders as selling stockholders and not as underwriters.

The Company shall use diligent best efforts to cause the Registration Statement to become effective as soon as practical following the filing of the Registration Statement. The Company will notify the Holders and its transfer agent of the effectiveness of the Registration Statement within one Trading Day of such event.

(b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 4 effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date all the Holders receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holders, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) two years from the Effective Date.

(c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under this Section 4 and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company. The Company shall also reimburse the fees and expenses of counsel to the Holders incurred in connection with such counsel’s review of the Registration Statement and advice concerning the

Registration Statement and its filing subject to a cap of $15,000. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered. The Holders and their counsel shall have a reasonable period, not to exceed 15 Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within two Trading Days of receipt thereof. The Company shall qualify any of the Registrable Securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 7 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Holders, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply each of the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by any of the Investors.

(d) The Company shall not be required by this Section 4 to include the Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not “restricted securities,” as defined in Rule 144.

(e) In the event that (i) the Registration Statement is not filed by the Company in a timely manner as set forth in Section 4(a); or (ii) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 4(b) above (each a “Registration Default”), then the Company will issue to each of the Holders as of the first day of such Registration Default and for every consecutive month in which such Registration Default is occurring, as liquidated damages, and not as a penalty, warrants to purchase one (1) share of the Common Stock (“Default Warrants”) for each share of Series B Preferred Stock issued to the Holders pursuant to the Preferred Stock Purchase Agreement until such corresponding Registration Default no longer exists (“Liquidated Damages”); provided, however, that the issuance of such Default Warrants shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section.

If the Company does not issue the Default Warrants to the Holders as set forth above, the Company will pay any Holder’s reasonable costs of any action in a court of law to cause compliance with this Section 4(e), including reasonable attorneys’ fees, in addition to the Default Warrants. The registration of the Registrable Securities pursuant to this Section shall not affect or limit a Holder’s other rights or remedies as set forth in this Agreement.

(f) The Company shall be precluded from including in any Registration Statement which it is required to file pursuant to this Section 4 any other securities apart from the Registrable Securities, without the prior written consent of the Holders.

(g) If, at any time any Registrable Securities are not at the time covered by any effective Registration Statement, the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its shares of the Common Stock (other than in connection with a merger or other business combination transaction that has been consented to in writing by holders of the Series B Preferred Stock, or pursuant to Form S-8 when such filing has been consented to in writing by holders of the Series B Preferred Stock), it shall send to each Holder written notice of such determination and, if within 20 days after receipt of such notice, such Holder shall so request in writing, the Company shall its best efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of the Common Stock to by issued by the Company, the managing underwriter shall impose a limitation on the number of shares of the Common Stock included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions: (a) if the registration statement is for a public offering of common stock on a “firm commitment” basis with gross proceeds to the Company of at least $15,000,000 (a “Qualified Public Offering”), the Company may exclude, to the extent so advised by the underwriters, the Registrable Securities from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Securities from such Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter’s cutback and (ii) such Holder’s percentage of ownership of all the Registrable Securities then outstanding (on an as-converted basis) (the “Registrable Percentage”); and (b) if the registration statement is not for a Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter’s cutback and (ii) such Holder’s Registrable Percentage; provided, however, that the aggregate value of the Registrable Securities to be included in such registration may not be so reduced to less than 30% of the total value of all securities included in such registration. If any Holder disapproves of the terms of any underwriting referred to in this paragraph, it may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this paragraph shall be construed to limit any registration required under the other provisions of this Agreement.

5. COOPERATION WITH COMPANY

Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Registrable Securities which the Commission will permit to be registered without naming any Holder as underwriters. Any delay or delays caused by a Holder by failure to cooperate as required hereunder shall not constitute a Registration Default as to such Holder.

6. REGISTRATION PROCEDURES

If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Holders’ assistance and cooperation as reasonably required with respect to each Registration Statement:

(a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever any of the Holder shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by Section 4(c) and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose; (ii) furnish to each of the Holders such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as any of the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to the Holders copies of any comments and communications from the Commission relating to the Registration Statement, if lawful to do so;

(c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request (subject to the limitations set forth in Section 4(c) above), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

(d) list such Registrable Securities on the markets where the Common Stock of the Company is listed as of the effective date of the Registration Statement, if the listing of such Registrable Securities is then permitted under the rules of such markets;

(e) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 6(a) as quickly as reasonably possible and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement;

(f) after becoming aware of such event, notify each of the Holders who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as any of the Holders reasonably may request and registered in such names as any of the Holders may request; and, within three Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

(h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

(i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

(j) maintain a transfer agent and registrar for the Common Stock.

7. INDEMNIFICATION

(a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless each of the Holders, each person, if any, who controls any of the Holders within the meaning of the Securities Act, and each director, officer, shareholder, employee, agent, representative, accountant or attorney of the foregoing (each of such indemnified parties, a “Distributing Investor”) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses), to which the

Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, or affiliates, specifically for use in the preparation thereof or (ii) by such Distributing Investor’s failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have under this Agreement. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this Section 7(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties shall have the right to employ one or more separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any interpleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys’ fees and expenses) shall be paid to the indemnified party, as incurred, within 10 Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

8. CONTRIBUTION

In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 7 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 8, in no event shall (i) any of the Distributing Investors be required to undertake liability to any person under this Section 8 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Investor from the sale of such Distributing Investor’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

9. NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Datrek Miller International, Inc.
835 Bill Jones Industrial Drive
Springfield, Tennessee 37172
Attention: Michael S. Hedge, Chief Executive Officer
	Telephone:	615-384-1230
	Facsimile:	615-384-1290

with a copy to:	Adorno & Yoss LLP
2525 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33134
Attention: Seth P. Joseph
	Telephone:	305-460-1469
	Facsimile:	305-460-1422

Investors:	At the address and facsimile set forth on the signature page hereof

10. ASSIGNMENT

The registration rights granted to any Holder under this Agreement may be transferred or assigned provided the transferee is bound by the terms of this Agreement and the Company is given written notice of such transfer or assignment.

11. ADDITIONAL COVENANTS OF THE COMPANY

For so long as it shall be required to maintain the effectiveness of the Registration Statement, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of the applicable form.

12. CONFLICTING AGREEMENTS

The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

13. GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

14. MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on this      day of November, 2005.

DATREK MILLER INTERNATIONAL, INC.

By:
Michael S. Hedge
Chief Executive Officer

INVESTORS:

STANFORD INTERNATIONAL BANK LTD.

By:
James M. Davis
Chief Financial Officer

DANIEL T. BOGAR
1016 Sanibel Drive
Hollywood, Florida 33019
Telephone:	305-960-8530
Facsimile:	305-960-8535

RONALD M. STEIN
6520 Allison Road
Miami Beach, Florida 33141
Telephone:	305-960-8530
Facsimile:	305-960-8535

[Signatures on the following page]

OSVALDO PI
6405 SW 104 Street
Pinecrest, Florida 33156
Telephone:	305-960-8530
Facsimile:	305-960-8535

WILLIAM R. FUSSELMANN
141 Crandon Boulevard, #437
Key Biscayne, Florida 33149
Telephone:	305-960-8530
Facsimile:	305-960-8535

CHARLES M. WEISER
3521 N. 55th Avenue
Hollywood, Florida 33021

EXHIBIT D

DATREK MILLER INTERNATIONAL, INC.

a Florida corporation

CLOSING CERTIFICATE

The undersigned, Michael S. Hedge, hereby certifies to Stanford International Bank Ltd., an Antiguan banking corporation (“SIBL”), that he is the duly elected and acting Chief Executive Officer of Datrek Miller International, Inc., a Florida corporation (the “Company”), and hereby further certifies to SIBL as follows:

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Preferred Stock Purchase Agreement dated as of November     , 2005 and entered into by and between the Company and SIBL (the “Securities Purchase Agreement”):

1.	Representations and Warranties. The Company’s representations and warranties contained in the Securities Purchase Agreement are true and correct in all respects on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date.

2.	Covenants and Agreements. The Company has performed all covenants and agreements required to be performed pursuant to the Securities Purchase Agreement in all respects on and as of the date hereof.

3.	Recent Events. Except as disclosed in the Securities Purchase Agreement, since the Closing Date, there has not been any material adverse change or any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results or operations of the Company and no event has occurred and no circumstances exist that may result in such material adverse change. The Company has not engaged in any practice, taken any action, or entered into any transaction outside its ordinary course of business.

IN WITNESS WHEREOF, the undersigned has executed this Officers’ Certificate this      day of November, 2005.

Michael S. Hedge

Chief Executive Officer